Exhibit (a)(1)(v)

Offer by
PLAYSTUDIOS, INC.
to Purchase for Cash
Up to $15,000,000 of Shares of its Class A Common Stock
At a Purchase Price Not Less Than $4.30 Per Share and Not More Than $5.50 Per Share

THE TENDER OFFER AND THE PRORATION PERIOD EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 10, 2026, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED. WITHDRAWAL RIGHTS ARE DESCRIBED IN SECTION 4 OF THE OFFER TO PURCHASE.

November 12, 2026

To our Clients:

Enclosed for your consideration are the Offer to Purchase, dated as of November 12, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal and the other materials filed as exhibits to the Issuer Tender Offer Statement on Schedule TO (collectively, as they may be amended or supplemented from time to time, the “Tender Offer Materials”) in connection with the offer by PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), to purchase for cash up to $15,000,000 of its Class A common stock, $0.0001 par value (the “shares”), at a price that will be not less than $4.30 per share and not more than $5.50 per share, less any applicable withholding taxes and without interest. The terms and conditions set forth in the Tender Offer Materials collectively constitute the “Tender Offer.” We are the holder of record of shares held for your benefit and account. As such, we are the only ones who can tender your shares pursuant to your instructions. The Letter of Transmittal and the other Tender Offer Materials are furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

The Company will determine a single per share purchase price (the “Purchase Price”), which will be the lowest price within the specified range, in increments of $0.10, that will allow it to purchase a number of shares having an aggregate purchase price of $15,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the Tender Offer. All shares acquired in the Tender Offer will be acquired at the same Purchase Price regardless of whether the stockholder tendered at a lower price, and the Company will only purchase shares tendered at prices equal to or below the Purchase Price. As described in the Offer to Purchase, if the conditions of the Tender Offer have been satisfied or waived and shares having an aggregate purchase price of less than $15,000,000 are properly tendered and not properly withdrawn prior to the Expiration Time (as defined in the Offer to Purchase), the Company will buy all properly tendered shares that are not withdrawn.

If the conditions to the Tender Offer have been satisfied or waived and shares properly tendered at or below the Purchase Price and not properly withdrawn have an aggregate purchase price, calculated at the Purchase Price, exceeding $15,000,000 (or such greater amount as the Company may elect to purchase, subject to applicable law), the Company will purchase shares in the following order:

•        first, from all stockholders of “odd lots” (persons who own fewer than 100 shares) who properly tender all of their shares at or below the Purchase Price and do not properly withdraw them prior to the Expiration Time;

•        second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis, with appropriate adjustment to avoid purchases of fractional shares, from all other stockholders who properly tender shares at or below the Purchase Price and do not properly withdraw them prior to the Expiration Time; and

•        third, only if necessary to permit the Company to purchase shares having an aggregate purchase price of $15,000,000 (or such greater amount as the Company may elect to purchase, subject to applicable law), from holders who have tendered shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered all of their shares and not properly withdrawn them prior to the Expiration Time. See Sections 4 and 6 of the Offer to Purchase.

Shares tendered but not purchased because they were tendered at a price greater than the Purchase Price, or because of proration or conditional tenders, will be returned, at the Company’s expense, to the stockholders who tendered such shares promptly after the Expiration Time. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.

We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, and if so, at what price you wish for your shares to be tendered, upon the terms and subject to the conditions of the Tender Offer set forth in the Offer to Purchase and the related Letter of Transmittal. Please carefully note the following:

1.      The Tender Offer and the proration period expire at 12:00 midnight, New York City time, at the end of the day on December 10, 2026, unless the Tender Offer is extended or terminated by the Company. Shares may be withdrawn at any time before the Expiration Time, including during any extension. In addition, shares not yet accepted for payment may be withdrawn after the expiration of 40 business days from commencement of the Tender Offer. See Section 4 of the Offer to Purchase. Contact us sufficiently in advance of the applicable deadline if you wish to withdraw your instructions or any shares tendered on your behalf.

2.      The Tender Offer is not conditioned upon any minimum number of shares being tendered. The Tender Offer is, however, subject to certain conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3.      The Tender Offer is for shares of Class A common stock with an aggregate purchase price of up to $15,000,000. Assuming that the Tender Offer is fully subscribed, if the Purchase Price per share is equal to the Tender Offer’s minimum price per share of $4.30, then the Company would purchase approximately 3,488,372 shares and if the Purchase Price per share is equal to the Tender Offer’s maximum price of $5.50, then the Company would purchase approximately 2,727,273 shares, representing approximately 34.6% and 27.1%, respectively, of its outstanding shares of Class A common stock as of November 11, 2026. These calculations assume that the Company does not purchase additional shares beyond the stated offer amount and that there are no conversions of Class B common stock into Class A common stock or other changes in outstanding shares. The Tender Offer relates solely to Class A common stock and does not extend to Class B common stock.

4.      Tendering stockholders who are registered stockholders or who tender their shares directly to Continental Stock Transfer & Trust Company, the depositary for the Tender Offer (the “Depositary”), will not be obligated to pay any brokerage commissions or solicitation fees to the Company or the Depositary or, except as set forth in the Offer to Purchase and the related Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares pursuant to the Tender Offer. Because your shares are held through us, please contact us to determine whether we will charge any transaction or processing fees for tendering shares on your behalf.

5.      If you own, beneficially or of record, an aggregate of fewer than 100 shares, instruct us to tender all such shares, and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will purchase all such shares without proration, provided that all such shares are properly tendered at or below the Purchase Price before the Expiration Time and not properly withdrawn and the conditions to the Tender Offer are satisfied or waived. In determining whether you qualify, include all shares you own, including shares held through other accounts or nominees. See Section 1 of the Offer to Purchase.

6.      You may condition your tender on the Company purchasing all or a specified minimum number of the shares you tender. To do so, complete the section captioned “Conditional Tender” in the attached Instruction Form and specify the minimum number of shares that must be purchased if any are purchased. If proration would result in the purchase of fewer than that minimum, your conditionally tendered shares will be deemed withdrawn, subject to the random-lot procedures described in Section 6 of the Offer to Purchase. To be eligible for purchase by random lot, you must properly tender all your shares and check the box so indicating. Odd-lot holders tendering all their shares may not conditionally tender.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME. WE MAY REQUIRE YOUR INSTRUCTIONS BEFORE THE EXPIRATION TIME. PLEASE CONTACT US TO CONFIRM OUR DEADLINE AND RETURN YOUR INSTRUCTION FORM TO US, NOT TO THE COMPANY OR THE DEPOSITARY.

The Tender Offer is not being made to, and tenders will not be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the Tender Offer or acceptance thereof would violate the laws of such jurisdiction. In those jurisdictions the laws of which require that the Tender Offer be made by a licensed broker or dealer, the Tender Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY OF THEIR AFFILIATES MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE AT WHICH YOU CHOOSE TO TENDER SUCH SHARES. IN SO DOING, YOU SHOULD READ CAREFULLY ALL OF THE INFORMATION IN THE OFFER TO PURCHASE, IN THE RELATED LETTER OF TRANSMITTAL AND IN THE OTHER TENDER OFFER MATERIALS, INCLUDING THE COMPANY’S REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE.

Enclosures

INSTRUCTION FORM
With Respect to the Offer by
PLAYSTUDIOS, INC.
To Purchase for Cash
Pursuant to the Offer to Purchase Dated November 12, 2026
Up to $15,000,000 of Shares of its Class A Common Stock
At a Purchase Price Not Less Than $4.30 Per Share and Not More Than $5.50 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated as of the date hereof (as it may be amended or supplemented from time to time, the “Offer to Purchase”), the related Letter of Transmittal and the other tender offer materials (which collectively, as amended or supplemented from time to time, constitute the “Tender Offer”), in connection with the offer by PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), to purchase for cash up to $15,000,000 of shares of its Class A common stock, $0.0001 par value (the “shares”), at a price that will be not less than $4.30 per share and not more than $5.50 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Tender Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Tender Offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE UNDERSIGNED:
______ SHARES*

*     Unless otherwise indicated, all shares held by us for your account will be tendered. If you submit separate Instruction Forms for different prices, specify the number of shares on each form and do not include the same shares on more than one form.

CHECK ONLY ONE PRICE-ELECTION BOX UNDER (1) OR (2) BELOW. IF MORE THAN ONE PRICE-ELECTION BOX IS CHECKED, OR IF NONE IS CHECKED, THESE INSTRUCTIONS WILL NOT CONSTITUTE VALID INSTRUCTIONS TO TENDER SHARES

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See Instruction 5 of the Letter of Transmittal)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares that are the subject of this Instruction being purchased if the Purchase Price determined by the Company in accordance with the terms of the Tender Offer is less than the price checked below.

A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $4.30	☐ $4.40	☐ $4.50	☐ $4.60
☐ $4.70	☐ $4.80	☐ $4.90	☐ $5.00
☐ $5.10	☐ $5.20	☐ $5.30	☐ $5.40
☐ $5.50	—	—	—

-OR-

(2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (See Instruction 5 of the Letter of Transmittal)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders his, her or its shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the Tender Offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the Tender Offer will be deemed to be tendered at the minimum price of $4.30 per share.

☐

The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the Tender Offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Tender Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $4.30 PER SHARE.

CHECK ONLY ONE PRICE-ELECTION BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE PRICE-ELECTION BOX IS CHECKED, OR IF NONE IS CHECKED, THESE INSTRUCTIONS WILL NOT CONSTITUTE VALID INSTRUCTIONS TO TENDER SHARES.

ODD LOTS
(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER
(See Instruction 14 of the Letter of Transmittal)

A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares indicated by the tendering stockholder below is purchased by the Company pursuant to the terms of the Tender Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its tax advisor when making this determination. Unless the below box has been checked and a minimum number specified, the tendering stockholder’s tender will be deemed unconditional.

☐

The minimum number of shares that must be purchased, if any are purchased, is: _________ shares. If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept shares conditionally tendered at or below the Purchase Price and not properly withdrawn by random lot, only if necessary to purchase the aggregate amount sought in the Tender Offer. However, to be eligible for purchase by random lot, the tendering stockholder must have properly tendered all of his, her or its shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):
Name(s):
(PLEASE PRINT)
Taxpayer Identification Number or Social Security Number:
Address(es), Including Zip Code:
Area Code(s)/Phone:
Number(s):
Date: